PETVIVO HOLDINGS, INC.

5251 Edina Industrial Blvd. Minneapolis, MN 55439 | (952) 405-6216 | www.petvivo.com

November 20, 2019

John F. Dolan
5245 Wayzata Blvd
Suite 221
St. Louis Park, MN 55416

Re: Consulting Relationship

Dear John:

Thank you for your interest in working with us to provide advice as an independent contractor to provide general counsel services on behalf of PetVivo Holdings, Inc. ("PETVIV0"). In view our mutual desire to further the interests of PETVIVO, I have listed below a number of terms that will govern our relationship.

This agreement does not obligate PETVIVO to select John F. Dolan ("Consultant") as an independent contractor for any task, position, job and/or project other than those services that PETVIVO has directly requested that Consultant perform. Furthermore, all services performed by Consultant will be performed as an independent contractor, with no joint venture or employer-employee relationship created.

This letter is to confirm the details of our independent contractor relationship. Consultant has agreed to provide services to PETVIVO as an independent contractor and PETVIVO has agreed to engage Consultant in such capacity beginning October 1, 2019 and ending September 30, 2022 ("Term"). In this capacity, Consultant will be under the guidance and direction of the PETVIVO management team in a consulting role. All work is to be reviewed and approved by a management team member of PETVIVO.

Details of each assignment will be determined on a project by project basis and will be mutually agreed upon. PETVIVO agrees to compensate Consultant at a rate of $3,000.00 a month for performance of general counsel services, which shall be provided for approximately twenty-five percent of Consultant's normal total monthly time of engagement for such services. The method of payment for such services or project(s) shall be selected by PETVIVO; note that, at PETVIVO's discretion, it may pay the monthly compensation to Consultant as cash or warrant for common stock at 125% of the cash value calculated using the Volume Weighted Average Price of the common stock of PETVIVO in the last week of the quarter that compensation is accrued. Consultant shall bill by providing an invoice to PETVIVO each month during the term of this Agreement. All invoices will further include any preauthorized and/or approved expenses. PETVIVO has agreed to pay all proper invoices within 30 days of receipt to Consultant. As an independent contractor Consultant is responsible for his own FICA, state, and federal income taxes and he understands that he is not eligible for PETVIVO benefits.

PETVIVO will also grant you warrant providing you the right to purchase Restricted Common Stock ("Stock") in the amount equal to two hundred thousand shares (200,000) shares of Common Stock that

will vest according the a vesting schedule outlined in the attached Form of Warrant Agreement. The grant and governance of the Warrant shall be described and subject to the attached Form of Warrant Agreement.

Consultant is an independent contractor and not an employee, joint venturer, partner or franchisee of PETVIVO. Therefore, Consultant will not be treated as an employee for any purpose and Consultant agrees to comply with all laws, rules and regulations that now apply or may apply in the future to Consultant as an independent contractor. Consultant is exclusively responsible for how the services are performed under this agreement and for the profitability or lack of it in connection with the services. Consultant does not have, and will not represent to anyone that Consultant has, any right or authority to obligate or bind PETVIVO to any agreement or other matter. Consultant is solely and entirely responsible for any acts or omission in performing the services under this agreement.

All financial obligations of or associated with Consultant's business are the sole responsibility of Consultant, including those acts or omissions in performing services in connection with this agreement or any other matter. Consultant will make all filings with, and payments to, all taxing authorities in connection with Consultant's status as an independent contractor including injury compensation, taxes, loss of work responsibilities, government paid benefits, pension payments and any other matters. Consultant will provide proof of compliance with the preceding and of reasonably appropriate insurance coverage at PETVIVO's request.

Because of the nature of our business, a condition of your engagement with PETVIVO includes your agreement to a confidentiality and non-competition agreement in favor of PETVIVO, and the assignment to PETVIVO of any intellectual property (e.g. inventions, trade secrets, trademarks, copyrights...) conceived and/or reduced to practice while providing services on behalf of PETVIVO. Therefore, you agree to execute the attached Noncompete and Confidentiality Agreement in favor of PETVIVO.

Any claim or controversy arising out of or relating to your engagement with PETVIVO, including but not limited to any alleged violation of any right created by statute or common law, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such claim or controversy. If, notwithstanding, such claim or controversy cannot be resolved, then you and PETVIVO agree that any claim or controversy will be settled by arbitration in the City of Minneapolis, Minnesota, and the arbitration rules of the American Arbitration Association shall apply. The arbitrator shall have the authority to award any remedy or relief that a Minnesota court could order or grant; provided, however that punitive or exemplary damages shall not be awarded. The award rendered pursuant to such arbitration shall be final, binding and conclusive as to PETVIVO and you, and judgment upon such award may be entered without notice and enforced in any court having jurisdiction. Costs of arbitration (excluding the costs of each party's own counsel or advisors) shall be borne equally by PETVIVO and you.

Notwithstanding the foregoing, PETVIVO shall have the right to submit any claim against you arising out of any provision of the Noncompete and Confidentiality Agreement to any court of competent jurisdiction in Hennepin County, Minnesota, in lieu of seeking arbitration.

Consultant will indemnify and hold PETVIVO harmless from any and all loss, damage, liability, cost or expense (including reasonable attorneys' fees and expenses) as a result of any claim of any kind arising out of the services provided under this agreement or arising out of any breach of this agreement by you.

This independent contractor agreement may be terminated when either party gives ten (10) days written notice to the other party of their desire to so terminate. Said written notice will also serve as the

"termination date". Any billable hours still due and owing to Consultant will be the sole responsibility of PETVIVO and Consultant reserves all rights to pursue its collection remedies.

To indicate your acceptance of this offer, as described above, please sign and return this letter at your earliest convenience.

Sincerely,

John Carruth
Chief Financial Officer
Direct Dial:
Email: jcarruth@petvivo.com

I, John F. Dolan, representing myself, understand and agree with the terms and conditions of this two-page agreement and the accompanying Noncompete and Confidentiality Agreement.

Signature:

John F. Dolan

I, John Carruth, representing PetVivo Holdings, Inc., understand and agree with all terms and all conditions of this two page agreement.

Signature:

John Carruth

EXHIBIT A

Warrant No. **PET-98** October 31, 2019

[Form of] WARRANT

To Purchase
Two Hundred Forty-Five Thousand (245,000)
Shares of Common Stock
of

PETVIVO HOLDINGS, INC.

October 31, 2019

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OR CONVERSION OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES OF THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR PURSUANT TO AN EXEMPTION THEREFROM, AND EXCEPT AS PERMITTED UNDER APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PetVivo Holdings, Inc., a Nevada corporation (the "Company"), for value received, hereby certifies that John Dolan (the "Holder"), or assigns, is entitled, subject to the terms set forth below, to purchase from the Company, Two Hundred Forty-Five Thousand (245,000) shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), subject to adjustment as provided by the terms of this Warrant, at an exercise price per share of $.50 per share (the "Exercise Price"). The shares issuable upon exercise or conversion of this Warrant, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares."

This Warrant is further subject to the following provisions, terms and conditions:

1. Term. This Warrant may be exercised by the Holder, in whole or in part on or before 5:00 P.M. Central Standard Time beginning immediately if Exercised pursuant to the terms of Section 2 or 3 hereof. These exercise rights shall continue until expiration five (5) years after the date of issuance, at which time this Warrant shall be null and void.

2. Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part (but not as to any fractional shares of Common Stock), by surrendering this Warrant, with the Exercise Form attached hereto as Exhibit A filled in and duly executed by such Holder or by such Holder's duly authorized attorney, to the Company at its principal office accompanied by payment of the Exercise Price in the amount of the Exercise Price multiplied by the number of shares as to which the Warrant is being exercised. The Exercise Price may be paid in the form of a cashier's check, certified check or wire transfer of funds.

3. Conversion of Warrant on a Cashless Basis.

(a) The Holder shall also have the right (the "Conversion Right"), at any time when this Warrant may be exercised, to convert all or any portion of this Warrant into such number of shares (rounded to the nearest whole share) of Company's Common Stock equal to the number of Warrants being converted multiplied by the Conversion Rate.

(b) For purposes of this Warrant, the "Conversion Rate" shall be equal to the following:

1-(Exercise Price / Market Price)

For purposes of this Warrant, the "Market Price" of the "Common Stock" as of a particular date shall equal: (i) if the Common Stock is traded on an exchange or is quoted on either the Nasdaq National Market or Small-Cap Market, then the average of the closing or last sale prices, respectively, reported for the ten (10) trading days immediately preceding such date, or (ii) if the Common Stock is not traded on an exchange, the Nasdaq National Market, or the Nasdaq Small-Cap Market but is traded in the local over-the-counter market, then the average of the mid-points between the highest bid and lowest asked quotations for each of the ten (10) trading days immediately preceding such date.

4. Vesting Schedule and Exercisability.

a. General. The Warrant Shares of this Warrant shall become exercisable according to the following schedule:

Vesting Date	Number of Shares
October 31, 2019	45,000
Upon Milestone	100,000
December 31, 2019	8,337
March 31, 2020	8,333
June 30, 2020	8,333
September 30, 2020	8,333
December 31, 2020	8,333
March 31, 2021	8,333
June 30, 2021	8,333
September 30, 2021	8,333
December 31, 2021	8,333
March 31, 2022	8,333

June 30, 2022	8,333
September 30, 2022	8,334

"Upon Milestone" as indicated above shall mean the date on which, if ever, the patent with patent application number 12/344361 is granted as a fully-allowed patent within the United States. However, this must occur within five years of the date of this Warrant.

Once the Warrant Shares become fully exercisable, Holder may continue to exercise this Warrant under the terms and conditions of this Agreement until the termination of the Warrant as provided herein.

b. Termination of Relationship (other than Disability, Death or Termination Without Cause). If Holder ceases to be an employee, a director, an independent contractor, a consultant or an advisor of the Company or any Subsidiary for any reason other than disability, death or termination without cause, this Warrant shall completely terminate on the earlier of (i) the close of business on the two-month anniversary date of the termination of such relationship, and (ii) the expiration date of this Warrant stated in Paragraph 1 above. In such period following such termination, this Warrant shall be exercisable only to the extent the Warrant was exercisable on the vesting date immediately preceding the date on which Holder's relationship with the Company has terminated but had not previously been exercised. To the extent this Warrant was not exercisable upon the termination of such relationship, or if Holder does not exercise the Warrant within the time specified in this Paragraph 4(b), all rights of Holder under this Warrant shall be forfeited.

c. Disability. If Holder ceases to be an employee, director, an independent contractor, a consultant or an advisor of the Company because of disability (as defined in Code Section 22(e), or any successor provision), this Warrant shall completely terminate on the earlier of (i) the close of business on the two-month anniversary date of the termination of all such relationships, and (ii) the expiration date of this Warrant stated in Paragraph 1 above. In such period following such termination, this Warrant shall be exercisable only to the extent the Warrant was exercisable on the vesting date immediately preceding the date on which all of Holder's relationships with the Company have terminated, but had not previously been exercised. To the extent this Warrant was not exercisable upon the termination of such relationship, or if Holder does not exercise the Warrant within the time specified in this Paragraph 4(c), all rights of Holder under this Warrant shall be forfeited.

d. Death. In the event of Holder's death, this Warrant shall terminate on the earlier of (i) the close of business on the two-month anniversary date of the date of Holder's death, and (ii) the expiration date of this Warrant stated in Paragraph 1 above. In such period following Holder's death, this Warrant may be exercised by the person or persons to whom Holder's rights under this Warrant shall have passed by Holder's will or by the laws of descent and distribution only to the extent the Warrant was exercisable on the vesting date immediately preceding the date of Holder's death. To the extent this Warrant was not exercisable upon the date of Holder's death, or if such person or persons fail to exercise this Warrant within the time specified in this Paragraph 4(d), all rights under this Warrant shall be forfeited.

e. Termination Without Cause. If Holder ceases to be an employee, an director, an independent contractor, a consultant or an advisor of the Company because Holder was terminated without cause, this Warrant shall completely terminate on the expiration date of this Warrant stated in Paragraph 1 above. In such period following such termination, this Warrant shall be exercisable only to the extent the Warrant was exercisable on the vesting date immediately preceding the date on which all of Holder's relationships with the Company have terminated, but had not previously been exercised. To the extent this Warrant was not exercisable upon the termination of such relationship, or if Holder does not exercise the Warrant within the time specified in this Paragraph 4(e), all rights of Holder under this Warrant shall be forfeited.

5. Effective Date of Exercise or Conversion. Each exercise or conversion of this Warrant shall be deemed effective as of the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 2 or Section 3(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise or conversion shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates. Within ten (10) days after the exercise or conversion of this Warrant in full or in part, the Company will, at its expense, cause to be issued in the name of and delivered to the Holder or such other person as the Holder may (upon payment by such Holder of any applicable transfer taxes) direct: (i) a certificate or certificates for the number of full Warrant Shares to which such Holder is entitled upon such exercise or conversion, and (ii) unless this Warrant has expired, a new Warrant or Warrants (dated the date hereof and in form identical hereto) representing the right to purchase the remaining number of shares of Common Stock, if any, with respect to which this Warrant has not then been exercised or converted.

6. Adjustments to Exercise Price. The above provisions are, however, subject to the following:

(a)

(i) If the Company shall at any time after the date of this Warrant subdivide or combine the outstanding shares of its capital stock or declare a dividend payable in capital stock, then the number of shares of Common Stock for which this Warrant may be exercised immediately prior to the subdivision, combination or record date for such dividend payable in capital stock shall forthwith be proportionately decreased, in the case of combination, or increased, in the case of subdivision or dividend payable in capital stock.

(ii) If the Company shall at any time after the date of this Warrant subdivide or combine the outstanding shares of capital stock or declare a dividend payable in capital stock or other securities, the Exercise Price in effect immediately prior to the subdivision, combination or record date for such dividend payable in capital stock or other securities shall forthwith be proportionately increased, in the case of combination, or decreased, in the case of subdivision or dividend payable in capital stock or other securities.

If any capital reorganization or reclassification of the capital stock of the Company, or share exchange, combination, consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of capital stock shall be entitled to receive stock, securities or assets with respect to

or in exchange for capital stock, then, as a condition of such reorganization, reclassification, share exchange, combination, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon exercise of this Warrant, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company into which this Warrant could be exercisable or convertible, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the maximum number of shares of such stock issuable upon exercise of this Warrant, and in any such case appropriate provisions shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price and of the number of shares purchasable upon exercise or conversion of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise or conversion hereof. The Company shall not effect any such share exchange, combination, consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such share exchange, combination, consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder, at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets that, in accordance with the foregoing provisions, such Holder may thereafter be entitled to receive upon exercise or conversion of this Warrant. Alternatively, the Company may cash out the Warrants based upon the per-share price for Common Stock that is obtained from such successor in connection with such transaction.

(b) If at any time after the date of this Warrant the Company distributes to all holders of Common Stock any assets (excluding ordinary cash dividends), debt securities, or any rights or warrants to purchase debt securities, assets or other securities (including Common Stock), the Exercise Price shall be adjusted in accordance with the formula:

$$E^1 = \frac{E \times (O \times M) - F}{O \times M}$$

where:

- E^1 = the adjusted Exercise Price.
- E = the current Exercise Price.
- M = the average market price of Common Stock for the 30 consecutive trading days commencing 45 trading days before the record date mentioned below.
- O = the number of shares of Common Stock outstanding on the record date mentioned below.
- F = the fair market value on the record date of the aggregate of all assets, securities, rights or warrants distributed. The Company's Board of Directors shall determine the fair market value in the exercise of its reasonable judgment.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

7. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company unless and until exercised or converted pursuant to the provisions hereof.

8. Exercise or Transfer of Warrant or Resale of Common Stock. The Holder, agrees to give written notice to the Company thirty (30) days prior to any proposed transfer of this Warrant, in whole or in part, or any proposed transfer of any shares of Common Stock issued upon the exercise or conversion hereof, which notice shall, describe the manner of any proposed transfer. Such notice shall include an opinion of counsel reasonably satisfactory to the Company that (i) the proposed exercise or transfer may be effected without registration or qualification under the Securities Act of 1933, as amended (the "Act"), and any applicable state securities or blue sky laws, or (ii) the proposed exercise or transfer has been registered under such laws. The Company may require that an appropriate legend may be endorsed on the certificates for such shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel to the Company to prevent further transfer that would be in violation of Section 5 of the Act and applicable state securities or blue sky laws.

If in the opinion of counsel to the Company or other counsel acceptable to the Company the proposed transfer or disposition of this Warrant or the Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration of this Warrant or the Warrant Shares, the Company shall give written notice thereof to the Holder within 30 days after the Company receives such notice, and such holder will limit its activities in respect to such as, in the opinion of such counsel, is permitted by law.

9. Covenants of the Company. The Company covenants and agrees that all shares that may be issued upon conversion of this Warrant will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times have authorized, and reserved for the purpose of issuance upon exercise hereof, a sufficient number of shares of its Common Stock and the common stock into which such Common Stock is convertible, to provide for the exercise of this Warrant.

10. Certain Notices. The Holder shall be entitled to receive from the Company immediately upon declaration thereof and at least 20 days prior to the record date for determination of shareholders entitled thereto or to vote thereon (or, if no record date is set, prior to the event), written notice of any event that could require an adjustment pursuant to Section 5 hereof or of the dissolution or liquidation of the Company. All notices hereunder shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

If to the Holder, to:

John Dolan
5245 Wayzata Blvd Apt # 221
Saint Louis Park, MN 55416

If to the Company, to:

PetVivo Holdings, Inc.
5251 Edina Industrial Blvd
Edina, MN 55439

Attention: John Carruth
PHONE: (952) 258-9226

Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail or delivery service).

11. Miscellaneous.

(a) No amendment, modification or waiver of any provision of this Warrant shall be effective unless the same shall be in writing and signed by the holder hereof.

(b) This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota.

ACCORDINGLY, the Company has caused this Warrant to be signed by its authorized officer and dated as of the date stated above.

PETVIVO HOLDINGS, INC.

By: ______________________
~~John Lai~~ John Carruth JC

Its: ~~CEO and President~~
CFO JC

Exhibit A

NOTICE OF EXERCISE OF WARRANT -- To Be Executed by the Registered Holder in Order to Exercise the Warrant

The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase, for cash pursuant to Section 2 thereof, ________________ shares of Common Stock issuable

upon the exercise of such Warrant. The undersigned requests that certificates for such shares be issued in the name of the undersigned. If this Warrant is not fully exercised, the undersigned requests that a new Warrant to purchase the balance of shares remaining purchasable hereunder be issued in the name of the same.

Date:____________, 20__

Holder

____
[signature]

INSERT ADDRESS

____

____

____

____

PHONE:
FAX:

____
[tax identification number]

Exhibit B

<u>NOTICE OF CONVERSION OF WARRANT</u> -- To Be Executed by the Registered Holder in Order to Convert the Warrant on a Cashless Basis

The undersigned hereby irrevocably elects to convert, on a cashless basis, a total of ______________shares of Common Stock otherwise purchasable upon exercise of the attached Warrant into such lesser number of shares of Common Stock as determined by Section 3 of the Warrant. The undersigned requests that certificates for such shares be issued in the name of the undersigned. If this Warrant is not fully converted, the undersigned requests that a new Warrant to purchase the balance of shares remaining purchasable hereunder be issued in the name of the same.

Date:____________, 20__

Holder

____
[signature]

INSERT ADDRESS

____

____

____

____

PHONE:
FAX:

____
[tax identification number]